EXHIBIT 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (HEI, Inc. 1998 Stock Option Plan for Nonemployee Directors) of our report dated September 26, 1997, relating to the financial statements for the year ended August 31, 1997, which appear in HEI, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
January 21, 2000